Exhibit 11(c)


                               CONSENT OF COUNSEL


     We hereby consent to the use of our name under the caption "General Information - Counsel and Independent Public Accountants" in the Prospectus incorporated by reference in Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A of The PBHG Funds, Inc. under the Securities Act of 1933 (File No. 2-99810) and Amendment No. 31 under the Investment Company Act of 1940 (File No. 811-4391).




                                        /s/ Ballard, Spahr Andrews & Ingersoll
                                        ---------------------------------------
                                        Ballard Spahr Andrews & Ingersoll



Philadelphia, PA
November 17, 1997